EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2021-C60 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

K-Star Asset Management LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Westchester Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for The Westchester Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The Westchester Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Westchester Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the 122nd Street Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 122nd Street Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 122nd Street Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 122nd Street Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 122nd Street Portfolio Mortgage Loan, Situs Holdings, LLC, as Special Servicer for The Grace Building Mortgage Loan prior to August 27, 2024, LNR Partners, LLC, as Special Servicer for The Grace Building Mortgage Loan on and after August 27, 2024, Wilmington Trust, National Association, as Trustee for The Grace Building Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Grace Building Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for The Grace Building Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Grace Building Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Seacrest Homes Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Seacrest Homes Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Seacrest Homes Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Seacrest Homes Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Seacrest Homes Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Herndon Square Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Herndon Square Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Herndon Square Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Herndon Square Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Herndon Square Mortgage Loan.

Dated: March 14, 2025

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)